Exhibit 99.2

REVOCABLE CERTIFICATION AND CONSENT

THIS CERTIFICATION AND CONSENT IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS

Empire State Bank, N.A.

CONSENT:

The undersigned hereby consents to the following:

The adoption of the Agreement and Plan of Share Exchange dated _________ (the “Plan”) pursuant to which Empire State Bank (the “Bank”) will become a wholly-owned subsidiary of ES Bancshares, Inc. (the “Holding Company Reorganization”) and the Bank’s organizer warrants dated June 28, 2004 will be assumed by ES Bancshares, Inc.

☐ CONSENT                       ☐ WITHHOLD CONSENT                                ☐ ABSTAIN

CERTIFICATION:

The undersigned hereby certifies that (i) he is the owner of an organizer warrant (W-_______) (the “Warrant”) to acquire 10,000 shares of the Bank’s common stock, (ii) he has not transferred, assigned, sold, encumbered or otherwise disposed of the Warrant and (iii) unless this Certification and Consent is revoked or the Holding Company Reorganization is terminated by the Bank or ES Bancshares, Inc. he will not transfer, assign, sell, encumber or otherwise dispose of the Warrant.

☐ AGREE                       ☐ DO NOT AGREE

REVOCATION PROCEDURES:

This Certification and Consent may be revoked at any time before the completion of the Holding Company Reorganization by: (i) filing with the Secretary of the Bank at or before the completion of the Holding Company Reorganization a written notice of revocation bearing a later date than the Holder(s) previously delivered written Certification and Consent or (ii) duly executing a subsequent Certification and Consent relating to the same Warrant and delivering it to the Secretary of the Bank at or before the completion of the Holding Company Reorganization.  If this Certification and Consent is properly revoked as described above, then the Certification and Consent for the undersigned shall be deemed terminated and of no further force and effect.

ACKNOWLEDGEMENT:

The undersigned acknowledges receipt from the Bank, prior to the execution of this Certification and Consent, of notice of the Meeting, and a Proxy Statement and Annual Report to Stockholders.

        Dated: ___________________________

                                                                                Signature of Holder(s)

                                                                                ________________________________________________

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                        Please sign exactly as your name(s) appear(s) on the warrants.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If the warrant is held jointly, at least one holder should sign.